Exhibit 99.1

News Release

For immediate release	For more information contact:
October 14, 2015	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

DIGIRAD CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE
DMS HEALTH TECHNOLOGIES FOR $36 MILLION IN CASH

•	$36 million transaction anticipated to increase Digirad’s pro forma revenue and adjusted EBITDA to over $125 million and $17 million annually

•	Transaction expected to be immediately accretive to Digirad’s earnings and cash flow on an adjusted basis

•	Combined company will have significantly expanded geographies, customer base, and product and service offerings

•	Industry-leading service offerings will be significantly diversified among multiple imaging modalities

•	Wells Fargo has provided Digirad with a Commitment Letter for a senior secured credit facility of up to $40 million

•	Digirad’s regular quarterly cash dividend will remain unchanged

SUWANEE, GA & FARGO, ND - October 14, 2015 - Digirad Corporation (“Digirad”) (NASDAQ: DRAD), the leader in providing healthcare solutions on an as needed, when needed, and where needed basis, today announced that it has entered into a definitive agreement to acquire all the outstanding equity of Project Rendezvous Holding Corporation, the ultimate parent company of DMS Health Technologies, Inc. (“DMS Health”), for $36 million in cash from Los Angeles-based Platinum Equity.

Headquartered in Fargo, North Dakota, DMS Health has approximately 250 employees and provides mobile diagnostic imaging and related sales and services to small and regional hospitals throughout the country, with a large concentration in the upper Midwest region.

“We believe this acquisition represents a significant milestone in Digirad’s history, and should generate considerable value for our customers and our shareholders and enhanced opportunities for the employees of both companies,” commented Matt Molchan, Digirad’s President and CEO. “The integration of DMS Health and Digirad will enable the combined company to expand its range of customers serviced as well as provide significant geographical and service level diversification. DMS Health is an ideal strategic fit for us and our commitment to providing healthcare solutions on an as needed, when needed, and where needed basis.”

DMS Health generated over $65 million in revenues in 2014. Once the integration is complete, the Company expects, based on current information, the consolidated Digirad entity to generate pro forma annual revenue and adjusted EBITDA of over $125 million and $17 million, respectively.

“Today is an exciting day for the entire DMS Health team and for the future of our company,” said William Vogel, DMS Health’s CEO. “Digirad is an ideal fit for our company; they know the industry and our market very well, and we believe the Digirad team is uniquely suited to help us grow in the future.”

Mr. Molchan continued, “DMS Health has a significant presence in the upper Midwest, a region that is currently absent in our Diagnostic Services business map, and specializes in the provision of mobile MRI, CT, and PET/CT imaging, all modalities that we do not currently offer. Further, DMS Health has a long standing partnership with Philips Healthcare North America equipment sales and service. These are just a few of the numerous synergistic and diversification opportunities this acquisition provides to Digirad. We believe the new, combined Company will be much stronger than either company would be on its own.”

Transaction Details

The aggregate consideration for DMS Health will be $36 million in cash at closing. In connection with the acquisition, Digirad has obtained a commitment letter from Wells Fargo Bank, N.A. for a total senior secured credit facility of up to $40 million that the Company intends to use to partially fund the transaction, along with cash on hand.

Digirad remains committed to its current quarterly dividend of $0.05 per share and its capital structure post-closing of the transaction is intended to support this important component of value to Digirad shareholders.

The transaction is expected to close before the end of the year and is subject to the satisfaction of customary closing conditions.

Conference Call Information

A conference call is scheduled for 11:00 a.m. EDT on October 14, 2015 to discuss the transaction and Management’s outlook. The call may be accessed by dialing 877-407-9039 (international callers: 201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investors page of the Digirad website at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad

Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

About DMS

DMS Health Technologies’ diverse portfolio of medical equipment and diagnostic imaging services provides physicians the access to technology necessary to provide exceptional patient care in today’s rapidly changing healthcare environment. DMS Health’s complete portfolio of healthcare solutions and healthcare equipment, coupled with over three decades of serving healthcare facilities, exceptional customer service and quality patient care, demonstrates DMS Health’s expertise and professionalism in healthcare.

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures is disclosed herein. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers.

The Company presented the non-GAAP financial measure “adjusted EBITDA.” Company management uses this non-GAAP financial measure and other non-GAAP financial measures to evaluate the Company's performance. As the Company's core business is providing healthcare services and products to the healthcare industry, Company management finds it useful to use financial measures that do not include charges associated with restructuring and integration activities, acquired intangible asset amortization, acquisition-related income tax adjustments, or acquisition related contingent consideration adjustments. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. Further, Company management believes the exclusion of interest, taxes, depreciation, amortization, and stock-based compensation is very commonly utilized in the investment community and it helps Company management benchmark its operations and results with the industry.

The limitation associated with using non-GAAP financial measures is that these measures exclude items that impact the Company's GAAP operating results. This limitation is best addressed by using non-GAAP financial measures in combination with “net income” (the most comparable GAAP measure).

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully close and execute the acquisition of DMS Health and other acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.